UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

Nodechain, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54994	46-3021464
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5445 Oceanus Drive STE 102 Huntington Beach, CA	92649
(address of principal executive offices)	(zip code)

(714) 916-9321
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties. We use words, such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement.

1.) On January 22, 2018 we entered into and consummated employment agreements with Phillip M. Nuciola, David Kim, and Youssef Hanine.

The above employment agreements are included herein in their entirety as exhibit 10.1, 10.2 and 10.3.

Item 5.02 Election of Directors

On January 22, 2018 the Board of Directors and Majority Shareholders approved to appoint Phillip M. Nuciola as a Director, David Kim as an Independent Director and Youssef Hanine as an Independent Director.

Biographical Information of our Newly Appointed Directors:

Phillip M. Nuciola, Age 47

Mr.Phillip M. Nuciola has been an Advisor to the Board of Power One Data International Inc. since July 25, 2013. He has served as a Consultant of Core Resource Management, Inc. since January, 2014. Mr. Nuciola has served as the President of Capital Markets at Core Resource Management, Inc. since January, 2014. Mr. Nuciola served as the Chairman of the Board and Chief Executive Officer and President of Power One Data International Inc. from December 2010 to July, 2014. He maintained senior positions at Cornerstone Partners, Kingsman Capital, Arizona Capital, American Freedom Securities, Sanders, Morris, & Harris and Scottsdale Capital Advisors.

Mr. Nuciola was the Primary Investment Banker for P1D since its inception in 2001, raising over $30 million for it. Mr. Nuciola has organized resources, structured and financed numerous Initial Public Offerings and private placements over his 26 year career. He served as the Chairman of the Board and Director of Core Resource Management, Inc. from January 01, 2014 to March, 2015. He served as a Director at PowerOneData International from December 2010 to January 2014 Mr. Nuciola attended the University of Rochester.

David Kim, Age 35

From December 2016 to December 2017 Mr. David Young Kim was a Senior Sales Agent at LoanMe Inc. From July 2002 to June 2005 he worked as a Senior Sales Agent for CashCall. Additionally, Mr. Kim worked for OneStop Internal Systems as a Manager between February 2008 and March 2012. Mr. Kim is a veteran of finance with over 12 years of comprehensive experience in the lending industry, ranging from consumer and commercial loans to his current role as a full-time technical analyst. Mr. Kim, independently, has investments and experience in cryptocurrency mining and blockchain technology dating back to 2013.

Youssef Hanine, Age 30

From January 2012 to April 2017 Youssef Hanine worked as a National Account Manager and Project Development Manager at First Financial. Mr. Hanine, independently, has investments and experience in cryptocurrency mining and blockchain technology dating back to 2017.

8.01 Other Events

On January 22, 2018, we issued 1,000,000 shares of restricted common stock to David Kim, and Youssef Hanine, respectively, for services rendered to the Company.

On January 22, 2018, we issued 3,000,000 shares of restricted common stock to Phillip Nuciola for services rendered to the Company.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

10.1	Employment Agreement with David Kim
10.2	Employment Agreement with Youssef Hanine
10.3	Employment Agreement with Phillip Nuciola

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nodechain, Inc.

Dated: January 24, 2018	/s/ Alham Benyameen
Alham Benyameen
Director